EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 12 to the Registration Statement on Form S-11 (No. 333-146959), the related Prospectus dated April 27, 2011 and the related Prospectus Supplement No. 3 dated July 12, 2011 of Strategic Storage Trust, Inc. for the registration of 110,000,000 shares of common stock and to the incorporation by reference in Post-Effective Amendment No. 12 to the Registration Statement of our report dated March 31, 2011 with respect to the consolidated balance sheets of Strategic Storage Trust, Inc. and Subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss and cash flows for each of the years in the three year period ended December 31, 2010, included in the Annual Report on Form 10-K filed with the SEC on March 31, 2011, and our report dated April 26, 2010 with respect to the combined statements of revenue and certain operating expenses of the Babcock Portfolio for the year ended December 31, 2009 contained in the Amendment to Current Report on Form 8-K/A filed with the SEC on May 12, 2010, our report dated July 23, 2010 with respect to the statement of revenue and certain operating expenses of the Oakland Park Property for the year ended December 31, 2009 contained in the Amendment to Current Report on Form 8-K/A filed with the SEC on August 9, 2010, our report dated October 12, 2010 with respect to the statement of revenue and certain operating expenses for the year ended December 31, 2009 of the Riverdale Property contained in the Amendment to Current Report on Form 8-K/A filed with the SEC on December 30, 2010, our report dated December 7, 2010 with respect to the statement of revenue and certain operating expenses for the year ended December 31, 2009 of the Davie Property contained in the Amendment to Current Report on Form 8-K/A filed with the SEC on December 30, 2010, our report dated March 7, 2011 with respect to the statements of revenue and certain operating expenses for the year ended December 31, 2009 of the Toronto Property contained in the Amendment to Current Report on Form 8-K/A filed with the SEC on March 29, 2011, our report dated March 14, 2011 with respect to the combined statement of revenue and certain operating expenses for the year ended December 31, 2009 of the Los Angeles Properties contained in the Amendment to Current Report on Form 8-K/A filed with the SEC on March 29, 2011, and our report dated April 15, 2011 with respect to the consolidated statements of revenue and certain operating expenses for the years ended December 31, 2010, 2009 and 2008 of USA Self Storage I, DST contained in the Amendment to Current Report on Form 8-K/A filed with the SEC on April 19, 2011.

/s/ REZNICK GROUP, P.C.

Baltimore, Maryland

July 12, 2011